Exhibit 10.11
GUARANTY
dated as of August 20, 2010
     Reference is made to that certain Credit Agreement, dated as of August 20, 2010 (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”) by and among Fingerhut Receivables I, LLC (the “Company”), the Lenders party thereto from time to time, Goldman Sachs Bank USA (“GS Bank”), as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), collateral agent, joint lead arranger, joint bookrunner, syndication agent and documentation agent, and J.P. Morgan Securities Inc. (“JPMSI”), as joint lead arranger and joint bookrunner. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          1. GUARANTY.
     To induce the Lenders to enter into the transactions contemplated under the Credit Agreement with the Company upon the terms and subject to the conditions in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bluestem Brands, Inc., a Delaware corporation (the “Guarantor”), hereby agrees, upon the occurrence of any Trigger Event (as defined below), to be absolutely and unconditionally liable in the amount of, and to indemnify, reimburse, and hold each Lender and each Agent harmless from, all liabilities, losses, damages, costs and expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise suffered or incurred by any Lender or any Agent (including any reasonable attorneys’ fees and expenses of enforcing this Guaranty), and any material damage or material diminution in value of any of the Collateral (collectively, “Liabilities”) resulting from or arising in connection with any one or more of the following “Trigger Events” resulting from the action or inaction on the part of the Guarantor, any member of Senior Management of the Guarantor or senior management of the Company or any Affiliate of the Guarantor (each, a “Related Person”):
A.	FRAUD: Fraud committed by the Guarantor or any Related Person relating to the business, property or assets of the Company (including, without limitation, any claim of fraudulent conveyance);

B.	THEFT OR MISAPPROPRIATION OF FUNDS: Theft, or misappropriation of funds by the Guarantor or any Related Person (including, without limitation, dividends, distributions or payments being made in contravention of the provisions of the Credit Documents);

C.	CRIMES: Conviction (whether by verdict, pleading or similar final resolution) of any felonies or crimes by the Guarantor or any Related Person or any willful violation of any laws or legal requirements by the Guarantor or any Related Person;

D.	HINDERENCE: Any intentional act by the Guarantor or any Related Person which prevents, delays or hinders the Collateral Agent’s perfection of its interests, on behalf of the Lenders, in the Collateral or otherwise results in any material damage or diminution in value of any of the Collateral;

E.	UNPERMITTED DISPOSITION: Any voluntary sale, encumbrance or disposition of any Collateral or any part thereof or interest therein not expressly permitted by the Credit Documents;

F.	BANKRUPTCY: The Company shall file, initiate or consent to the filing of a voluntary petition under any Debtor Relief Laws or the appointment of a trustee, receiver, conservator or liquidator for all or any part of its properties and assets; or the Guarantor or any Related Person shall collude with any Person in connection with the filing of an involuntary petition against the Company under any Debtor Relief Laws;

G.	CONSOLIDATION IN OTHER CASE: The Guarantor or any Related Person consents to, initiates or institutes or makes any claim or proceeding that seeks or is intended to result in consolidating or otherwise causing the Company or any of its respective properties or assets to become subject to any other Person’s case, action or proceeding under the insolvency laws of any state or jurisdiction, or the Collateral, or any portion thereof or interest therein, to be included in any other Person’s bankrupt estate or otherwise subject to the claims of creditors of any other Person, the property of any bankruptcy estate or subject to any proceeding under any insolvency laws of any state or other jurisdiction;

H.	VOLUNTARY DISSOLUTION: The Guarantor or any Related Person voluntarily seeks, causes or takes any action to effect a dissolution or liquidation of the Company;

I.	CHANGE OF CONTROL; LIEN: The Guarantor or any Related Person seeks, causes or takes any action to (i) effect any Change of Control of the Company except as otherwise expressly permitted under the Credit Documents; or (ii) create, incur, assume or permit any Lien on the Capital Stock of the Company, except as otherwise expressly permitted under the Equity Pledge Agreement, the Bluestem 2010 Inventory Security Agreement or the Bluestem Securities Security Agreement; or

J.	FAILURE TO COOPERATE: The Guarantor or any Related Person shall fail to cooperate with the Administrative Agent, the Collateral Agent or any Lender in connection with such Person’s exercise of rights after any Event of Default has occurred and is continuing under the Credit Agreement;
provided, that with respect to the Trigger Event described in Sections 1(B) and 1(C), acts of any Affiliate of Guarantor (other than Subsidiaries of the Guarantor) which are unrelated to or have no effect on the Company, the Guarantor or the Collateral shall not constitute a Trigger Event or result in any Liabilities.
          2. AGREEMENT TO COOPERATE.
     In addition, after any Event of Default has occurred and is continuing under the Credit Agreement, if the Administrative Agent or the Collateral Agent comes into possession of any or all of the Collateral (or any proceeds thereof), at the Administrative Agent’s or the Collateral Agent’s option, and for so long as all or any part of the Obligations shall remain outstanding, the Guarantor shall, promptly, and in any event within five Business Days, following written notice from any Agent, use commercially reasonable efforts to assist the Administrative Agent or the Collateral Agent, as the case may be, in disposing of and collecting amounts owed under such Collateral. The Administrative Agent or the Collateral Agent, as the case may be, shall have the right to terminate any such disposal or collection activities undertaken by the Guarantor as described above at any time, on three Business Days’ written notice, with or without cause. The Guarantor shall not have any authority to bind the Administrative Agent or the Collateral Agent, except as the Administrative Agent or the Collateral Agent may agree in writing.
          3. SUBORDINATION.
     In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty in connection with the Liabilities from or arising in connection with any one or more Trigger Event or in the event that for any reason whatsoever the Company is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of all such sums and such indebtedness, and all other obligations of the Company owing to the Guarantor, and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to the indefeasible payment in full in cash of all Obligations (other than contingent indemnification obligations) of the Company under the Credit Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof on account of any subrogation rights, any rights of reimbursement, contribution or indemnity or any rights or recourse or otherwise until all such Obligations have been indefeasibly paid in full in cash. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Credit Documents or any right to participate in any way therein, or in the right, title or interest of any Secured Party in or to any Collateral, notwithstanding any payments made by Guarantor under this Guaranty, until the indefeasible payment in full in cash of all Obligations of the Company under the Credit Documents (other than contingent indemnification obligations). If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such Obligations shall not have been fully paid, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Secured Parties and shall be paid over to the Administrative Agent for the benefit of the Secured Parties.
          4. GUARANTY ABSOLUTE.
     (a) The obligations of the Guarantor hereunder are absolute and irrevocable and, upon the occurrence of any Trigger Event, unconditional and primary, irrespective of the validity or enforceability of any Credit Document, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, including, without limitation: (i) any amendment to, modification of, supplement to or restatement of any Credit Document or any assignment or transfer of any interest therein, or any furnishing, acceptance or release of any security for the Obligations; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Credit Document; (iii) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (iv) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any

Person; (v) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (vi) any failure on the part of the Secured Parties to obtain, maintain, register or otherwise perfect any security; or (vii) any other event or circumstance (other than the failure of a Trigger Event to occur) which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing). The Guarantor waives any right to receive notice of any of the foregoing.
     (b) The Guarantor unconditionally waives to the fullest extent permitted by law, (i) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company under the Credit Documents, (ii) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any Agent or Lender against the Guarantor, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (iii) any right to require any Agent or Lender to enforce, assert or exercise any right, power or remedy conferred in any Credit Document, (iv) any requirement for diligence on the part of any Agent or Lender and (v) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of or lessen the obligations of the Guarantor hereunder.
     (c) Without affecting the Guarantor’s obligations hereunder, the Agents and Lenders, without notice or demand to the Guarantor, may from time to time: (i) renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Credit Documents or the Obligations; (ii) change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Credit Documents or the Obligations; (iii) take and hold security for the payment of the Obligations, for the performance of this Guaranty Agreement or otherwise and exchange, enforce, waive, subordinate and release any such security; (iv) apply any such security and direct the order or manner of sale thereof as the Agents and the Lenders in their sole discretion may determine; (v) obtain additional or substitute endorsers or guarantors; (vi) exercise or refrain from exercising any rights against the Company and others; and (vii) apply any sums, by whomsoever paid or however realized, to the payment of the Obligations. The Agents shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders.
          5. REPRESENTATIONS AND WARRANTIES.
(a) The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b) The Guarantor has the corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

(c) The Guaranty has been duly authorized by all necessary corporate action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d) The execution, delivery and performance by the Guarantor of this Guaranty Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor.
(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.
          6. TERMINATION.
     This Guaranty shall terminate one year and one day following the termination of the Revolving Commitments and the indefeasible payment in full in cash of all Obligations of the Company to the Lenders under the Credit Documents (other than contingent indemnification obligations); provided, however, that upon the termination of the Revolving Commitments and the indefeasible payment in full in cash of all Obligations of the Company under the Credit Documents (other than contingent indemnification obligations), Sections 1(D), 1(E), 1(H) and 1(I) hereunder shall immediately terminate.
          7. AMENDMENTS.
     No amendment or waiver of any provision of this Guaranty nor consent to any departure herefrom by the Guarantor shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Collateral Agent (and, in the case of an amendment, by the Guarantor), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          8. SUCCESSORS AND ASSIGNS.
     This Guaranty shall inure to the benefit of the Lenders and their successors and assigns under the Credit Agreement; provided that none of the parties hereto may delegate its obligations or assign its rights hereunder without consent of the other parties hereto.

          9. MISCELLANEOUS.
     The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Guaranty shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guaranty which shall remain binding on all parties hereto.
          10. GOVERNING LAW AND JURISDICTION.
     (a) Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
     (b) Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, THE GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE GUARANTOR AT ITS ADDRESS PROVIDED IN THE SERVICING AGREEMENT AND TO ANY PROCESS AGENT IDENTIFIED IN THE CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.
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     IN WITNESS WHEREOF, the Guarantor duly executed and delivered this Guaranty as of this 20 day of August, 2010.

BLUESTEM BRANDS, INC., as Guarantor
By:	/s/ Mark Wagener
	Name:	Mark Wagener
	Title:	Executive Vice President and Chief Financial Officer

Accepted and confirmed as of
the date first written above.

GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent
By:	/s/ Jason P. Gelberd
	Name:	Jason P. Gelberd
	Title:	Authorized Signatory